EXHIBIT 10.3



                           OCEAN REEF MANAGEMENT, INC.
                               ONE TURNBERRY PLACE
                                    SUITE 800
                              19495 BISCAYNE BLVD.
                             AVENTURA, FLORIDA 33180
                         305-931-4077 FAX: 305-931-9295


                                 April 25, 1997


Mr. Ezra M. Cohen
President
Ezcony Interamerica Inc.
7620 N.W. 25th Street Unit 5
Miami, Florida 33122

Dear Mr. Cohen:

     We are pleased to submit this letter, which sets forth the terms and conditions upon which Ocean Reef Management, Inc., d/b/a ORM, a Florida corporation ("ORM"), will provide consulting services to Ezcony Interamerica Inc., a British Virgin Islands corporation ("Ezcony").

     1. We will endeavor to: (i) locate and evaluate potential target acquisitions and new channels of distributions; (ii) replace current financing with more competitive and aggressive vehicles; (iii) evaluate and make recommendations to enhance cash flow, (iv) institute a comprehensive PR and marketing program; and (v) introduce you to financial institutions and market makers. In addition, ORM shall within 30 days of the date of this letter prepare for Ezcony's Board of Directors a brief written description of the activities and responsibilities to be undertaken by ORM under this Agreement (the "Proposal"). The Ezcony Board of Directors shall be deemed to accept the Proposal unless within 30 days after its presentation to Ezcony the Board sends ORM a written notice of its rejection. Anything else in this Agreement to the contrary notwithstanding, if Ezcony consummates a merger, acquisition, or similar transaction with or involving Joel Newman, Windmere-Durable Holdings, Inc. or New Tech, Inc., the approval of the Board of Directors shall have been deemed granted.

     2. In consideration of $10.00 and the Services to be performed hereunder, you agree to grant ORM stock warrants for 250,000 of Ezcony Common Shares, no par value per share (the "Common Shares"), subject to adjustment as provided in Paragraph 2(g), below, at an exercise price (the "Exercise Price") of $2.00 per share

Mr. Ezra Cohen, President
April 25, 1997
Page -2-

(the"Warrant").

              (a ) The Warrant shall vest and be immediately exercisable in whole or in part cumulatively as follows providing this Agreement is then in effect:

      VESTINA DATE                                     NUMBER OF SHARES
      ------------                                     ----------------

      On the date hereof (1)                           41,666
      Six months to one year from the date hereof(2)   41,666
      One year from the date hereof                    83,333
      Two years from the date hereof                   83,333

         (1) Subject to the Board of Directors not rejecting the Proposal as described in Paragraph 1, above.

         (2) 6,944 on the date of each monthly anniversary of the date hereof beginning six months from the date hereof and ending 10 months from the date hereof with 6,946 vesting on the date 11 months from the date hereof.

         The Warrant to the extent not previously exercised shall terminate on five years from the date hereof.

         The Warrant shall become immediately fully exercisable if:

              (i) there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan) that has the result that shareholders of Ezcony immediately before such transaction cease to own at least 51% of the voting stock of any entity that results from the participation of Ezcony in a reorganization, consolidation, merger, liquidation or any other form of corporation transaction;

              (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Ezcony cease for any reason to constitute at least a majority thereof;


              (iii) there occurs any event (other than as described in (i), above) which causes the Common Shares of Ezcony to be eliminated, provided, however, that ORM may exercise the Warrant immediately prior to the occurrence of such event; or

Mr. Ezra Cohen, President
April 25, 1997
Page -3-

              (iv) there occurs any sale, lease, exchange or other disposition of all or substantially all the property and assets of Ezcony, provided however, that ORM may exercise the Warrant immediately prior to the occurrence of such event.

         In addition the Warrant may become partially vested as set forth in Paragraph 6, below.

         Ezcony may in its sole discretion accelerate the date on which Warrant may be exercised.

         (b) Subject to the terms and conditions of this Agreement, the Warrant may be exercised by written notice given in accordance with he terms of this Agreement. Such notice shall that ORM elects to purchase shares under the Warrant and the number of shares for which the Warrant is being exercised, and it shall be signed by the person so exercising the Warrant. Such notice shall be accompanied by payment of the full purchase price of the shares (i) in cash or
(ii) by certified or cashier's check.


         (c) If the Warrant is exercised by a person other than ORM, payment shall be accompanied by appropriate proof of the authority of such person to exercise the Warrant.

         (d) Ezcony shall cause a certificate or certificates representing the shares purchased under the Warrant to be issued as soon as practicable after receipt of the notice of exercise and full payment. The certificate or certificates for such shares shall be registered in the name of the person exercising the Warrant. All share certificates shall be delivered to or upon the written order of the person exercising the Warrant.

         (e) All shares purchased through the exercise of the Warrant shall be fully paid and nonassessable.

         (f) The Warrant and all shares issued upon exercise thereof are restricted securities and may not be sold or otherwise transferred except pursuant to the registration provisions of the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws or an exemption therefrom. ORM represents that it is taking the Warrant and will take any shares upon exercise thereof solely for its own account and without a view to sale or distribution thereof. Ezcony agrees no later than six months from the date hereof to file a registration statement, on Form F-3 with the Securities and Exchange Commission to register the Common Shares issuable upon exercise of the Warrant or on such other suitable form if Form F-3 is not available to Ezcony for any reason, PROVIDED,

Mr. Ezra Cohen, President
April 25, 1997
Page -4-

HOWEVER, that ORM shall give in writing to Ezcony the representations and indemnities customarily given by selling shareholders to a registering company in a secondary offering.

         (g) Except as hereinafter provided, in case Ezcony shall at any time after the date hereof issue or sell any Common Shares (other than the issuance or sales referred to in Paragraph 2(l), below), including Common Shares issued upon the exercise of any options, rights or warrants to subscribe for Common Shares (other than the issuances or sales of Common Shares pursuant to rights to subscribe for such Common Shares distributed to all the shareholders of the Ezcony and holders of this Warrant pursuant to Paragraph 2(n)below) and Common Shares issued upon the direct or indirect conversion or exchange of securities for Common Shares for a consideration per share less than the "Market Price" (as defined in Paragraph 2(g)(v) hereof) per share or without consideration, then forthwith upon such issuance or sale, the Exercise Price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) equal to the quotient derived by dividing (A) an amount equal to the sum of (X) the product of (a) the total number of shares of Common Shares outstanding immediately prior to such issuance or sale, multiplied by (b) the "Market Price" (as defined in subsection (v) of this Paragraph 2(g)) per Common Share on the date immediately prior to the issuance or sale of such shares, plus, (Y) the aggregate of the amount of all consideration, if any, received by Ezcony upon such issuance or sale, by (B) the total number of Common Shares outstanding immediately after such issuance or sale, provided however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding Common Shares, as provided in Paragraph 2(i), below.

         For the purposes of any computation to be made in accordance with this Paragraph 2(g), the following provisions shall be applicable:

              (i) In case of the issuance or sale of Common Shares for a consideration part or all of which shall be cash, the amount of the cash consideration therefore shall be deemed to be the amount of cash received by Ezcony for such shares (or, if Common Shares are offered by Ezcony for subscription, the subscription price, or, if such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

              (ii) In case of the issuance or sale (otherwise than as a dividend or other distribution on any shares of Ezcony) of Common Shares for a consideration part

Mr. Ezra Cohen, President
April 25, 1997
Page -5-

or all of which shall be other than cash, the amount of the consideration therefore other than cash shall be deemed to be the value of such consideration as determined in good faith by Ezcony's Board of Directors.

              (iii) Common Shares issuable by way of dividend or other distribution on any outstanding Ezcony Common Shares shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

              (iv) The reclassification of securities of Ezcony other than Common Shares into securities including Common Shares shall be deemed to involve the issuance of such Common Shares for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Shares shall be determined as provided in subsection (ii) of this Paragraph 2(g).

              (v) The number of Common Shares at any one time outstanding shall include the aggregate number of shares issued or issuable upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities.

              (vi) As used herein, the phrase "Market Price" at any date shall be the average of the last reported sale prices for the last ten trading days before the date of determination, as officially reported by the principal securities exchange on which the Common Shares are listed or admitted to trading or as reported in the Nasdaq National Market System or Small Cap Market, as the case may be, or, if the Common Shares are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market System or Small Cap Market, the closing bid price as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or similar organization if Nasdaq is no longer reporting such information, or the Common Shares are not quoted on Nasdaq, as determined in good faith by resolution of Ezcony's Board of Directors, based on the best information available to it for the day immediately preceding such issuance or sale, the day of such issuance or sale and the day immediately after such issuance or sale.

              (h) Except in the case of Ezcony issuing rights to subscribe for Common Shares distributed to all the shareholders of Ezcony and holders of this Warrant pursuant to Paragraph 2(n) below, if Ezcony shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for Common Shares (i) for a consideration per share less

Mr. Ezra Cohen, President
April 25, 1997
Page -6-

than the Market Price, or (ii) without consideration, the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of Paragraph 2(g) above, provided that:

              (i) The aggregate maximum number of Common Shares, issuable under all the outstanding options, rights or warrants shall be deemed to be issued and outstanding at the time all the outstanding options, rights or warrants were issued, and for a consideration equal to the minimum purchase price per share provided for in the options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of the Warrant), if any, received by Ezcony for the options, rights or warrants, and if no minimum price is provided in the options, rights or warrants, then the consideration shall be equal to zero; PROVIDED, HOWEVER, that upon the expiration or other termination of the options, rights or warrants, if any thereof shall not have been exercised, the number Of Common Shares deemed to be issued and outstanding pursuant to this subsection (i)(and or the purposes of subsection (v) of Paragraph 2(g) above) shall be reduced by such number of shares as to which options, warrants and/or rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding, and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the basis of the issuance only of shares actually issued or issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall not have expired or terminated unexercised.

              (ii) The aggregate maximum number of Common Shares issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of Common Shares in accordance with the terms of the Warrant received by Ezcony for such securities) plus the minimum consideration, if any, receivable by Ezcony upon the conversion or exchange thereof; PROVIDED, HOWEVER, that upon the termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares deemed to be issued and outstanding pursuant to this subsection (ii) (and for the purpose of subsection
(v) of Paragraph 2(g) above) shall be reduced by such number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the

Mr. Ezra Cohen, President
April 25, 1997
Page -7-

basis of the issuance only of the shares actually issued or issuable upon the conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.

              (iii) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in subsection (i) of this Paragraph 2(h), or in the price per share at which the securities referred to in subsection (ii) of this Paragraph 2(h) are convertible or exchangeable, the options, rights or warrants or conversion or exchange rights as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and Ezcony shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

              (i) In case Ezcony shall at any time subdivide or combine the outstanding Common Shares, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

              (j) Upon each adjustment of the Exercise Price pursuant to the provisions of this Paragraph 2 (except for the provisions of Paragraphs 2 (g) and 2 (h)), the number of shares of Common Stock issuable upon the exercise of the Warrant shall be adjusted to the nearest full Common Shares by multiplying the number, equal to the Exercise Price in effect immediately prior to such adjustment by the number of Common Shares issuable upon exercise of the Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

              (k) In case of any reclassification or change of the outstanding Common Shares (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation Ezcony with, or merger of Ezcony into, another corporation (other than a consolidation or merger in which Ezcony is the surviving corporation and that does not result in any reclassification of change of the outstanding Common Shares, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid) or in the case of a sale or conveyance to another corporation of the property of Ezcony as an entirety, ORM shall thereafter have the right to purchase, upon exercise of the Warrant, the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if ORM were the owner of the Common Shares underlying the Warrant immediately prior to any such event at a price equal to the product of
(x) the number of shares issuable upon exercise

Mr. Ezra Cohen, President
April 25, 1997
Page -8-

of the Warrant and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if ORM had exercised the Warrant.


         (l) Anything else in this letter to the contrary notwithstanding, no adjustment of the Exercise Price or the number of Common Shares for which the Warrant is exercisable shall be made:

              (i) Upon the issuance or sale of Common Shares upon the exercise of the Warrant; or

              (ii) Upon (x) the issuance of options pursuant to Ezcony's employee stock option plan in effect on the date hereof or the sale by Ezcony of any Common Shares pursuant to the exercise of any such options or the alteration by Ezcony of the exercise price thereof, or (y) the sale of Ezcony of any Common Shares pursuant to the exercise of any options or warrants previously issued and outstanding on the date hereof or the alteration by Ezcony of the exercise price thereof; or

              (iii) Upon the issuance or sale of any Common Shares, or options or warrants therefor or shares convertible into Common Stock, arising out of any introductions by ORM; or

              (iv) If the amount of the said adjustment shall be less than 2 cents per share of Common Shares, PROVIDED HOWEVER, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 2 cents per share.

         (m) In the event that Ezcony shall at any time prior to the exercise of the Warrant in full declare a dividend (other than a dividend consisting solely of Common Shares or a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to its shareholders any monies, assets, property, rights, evidences of indebtedness, securities (other than Common Shares), whether issued by Ezcony or by another person or entity, or any other thing of value, the holder or holders of the unexercised portion of the Warrant shall thereafter be entitled, in addition to the Common Shares or other securities receivable upon the exercise thereof, to receive, upon the exercise of the Warrant, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution. At the time of any such dividend or distribution, Ezcony shall make appropriate reserves to ensure the timely performance of

Mr. Ezra Cohen, President
April 25, 1997
Page -9-

the provisions of this Paragraph 2(m).

         (n) In the case Ezcony or an affiliate of Ezcony shall at anytime after the date hereof and prior to the exercise of the Warrant in full issue any rights to subscribe for Common Shares or any other securities of Ezcony or of such affiliate to all the shareholders of Ezcony, the holder or holders of the unexercised portion of the Warrant shall be entitled, in addition to the Common Shares or other securities receivable upon the exercise of the Warrant, to receive such rights at the time such rights are distributed to the other shareholders of Ezcony.

         (o) Ezcony shall at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issuance upon the exercise of the Warrant, such number of Common Shares as shall be issuable upon the exercise thereof. Ezcony covenants and agrees that, upon exercise of the Warrant and payment of the Exercise Price therefor, all Common Shares issuabie upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to the preemptive rights of any shareholder. As long as the Warrant shall be outstanding, Ezcony shall use its best efforts to cause all Common Shares issuable upon the exercise of the Warrant to be listed on or quoted by Nasdaq if the Common Shares are.

         (p) Nothing contained in this Agreement shall be construed as conferring upon the holder or holders of the Warrant the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of Ezcony. If, however, at any time prior to the expiration of the Option and its exercise, any of the following events shall occur:

              (i) Ezcony shall take record of the holders of its Common Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of Ezcony; or

              (ii ) Ezcony shall offer to all the holders of its Common Shares any additional shares of capital stock of Ezcony or securities convertible into or exchangeable for shares of capital stock of Ezcony, or any option, right or warrant to subscribe therefor; or

Mr. Ezra Cohen, President
April 25, 1997
Page -10-

              (iii) a dissolution, liquidation or winding up of Ezcony (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; then, in any one or more of said events, Ezcony shall give written notice of such event at least 15 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or ant defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

         3. You agree to reimburse ORM for all reasonable out-of-pocket travel and other expenses incurred in connection with its services, such expenses not to exceed $5,000 per calendar year commencing in 1997, upon presentation to Ezcony of acceptable receipts therefor. In addition, Ezcony will pay for any other expenses for which it has given prior approval in writing.

         4. In the event that ORM becomes involved in any legal action, proceeding or investigation in connection with carrying out its obligations or duties referred to Paragraph 1 of this letter, Ezcony agrees to reimburse ORM for its reasonable legal and other related expenses (including the cost of any investigation and preparation) directly incurred in connection therewith. Ezcony will also indemnify ORM against any losses, claims, damages or liabilities to which ORM, may become subject in such regard, except to the extent that any such legal and other related expenses, loss, claim, damage or liability (collectively, "Costs") results from ORM's negligence or willful act or omission in performing the services that are the subject of this letter. Ezcony's reimbursement and indemnity obligations under this paragraph shall be in addition to any liability that Ezcony, may otherwise have, and shall be binding upon and inure to the benefit of any successors and assigns of Ezcony and ORM. The foregoing provisions shall survive any termination of this Agreement.

         5. In the event ORM's negligence or willful action or inaction in the performance of its duties under this letter which causes Ezcony to incur Costs, ORM shall indemnify and hold Ezcony harmless against such Costs. ORM's reimbursement and indemnity obligations under this paragraph shall be in addition to any liability that ORM may otherwise have, and shall be binding upon and inure to the benefit of, any successors and assigns of Ezcony and ORM. The foregoing provisions shall survive any termination

Mr. Ezra Cohen, President
April 25,1997
Page -11-

of this Agreement.

         6. This letter agreement shall be for a term of 36 months commencing on the date hereof; PROVIDED, HOWEVER, that this letter may be terminated by either party upon written notice without liability except for any reimbursement or indemnity pursuant to Paragraphs 4 and 5, above. Any notice shall be sent to the address on the first page of this letter and shall be effective upon hand delivery or two days after mailing by first class mail postage paid. Any portion of the Warrant vested at the time of termination shall not be affected by such termination and shall terminate on the fifth anniversary of the date hereof.
The unvested portion of the Warrant shall terminate irrevocably on the date of termination of this letter.

         7. Ezcony will be responsible for the contents of any disclosure documents used in connection with the services to be provided by ORM, and Ezcony represents, that such documents will not, as of the date of their final preparation and approval, contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they were made, not misleading, to the best of Ezcony's knowledge.

         8. ORM acknowledges that during the time it is carrying out its duties under this letter agreement it may from time to time have access to confidential or proprietary information of Ezcony. ORM agrees that until ten years after the date of termination of this letter agreement it will keep confidential and not, without the prior written consent of Ezcony, disclose in whole or in part in any manner to any other person any confidential or proprietary information of Ezcony. As used herein, the term "confidential or proprietary information" does not include any information that (i) at the time of disclosure or thereafter is generally available to the public (other than as a result of a disclosure directly or indirectly by ORM or its representatives); (ii) was available to ORM on a nonconfidential basis from a source other than Ezcony or its advisors, provided that such source is not and was not known by ORM after due inquiry to be bound by a confidentiality obligation owed to Ezcony; or (iii) ORM can establish is already in its possession after the date of this Agreement (other than any information furnished by or on behalf of Ezcony).

         9. This letter shall not constitute ORM a partner, joint venturer, or agent of Ezcony for any purposes and does not constitute authority for 0RM to enter into any agreements on behalf of or bind Ezcony for any purposes.

         10. The invalidity in whole or in part of any covenant, promise or undertaking, or any section, subsection, sentence clause, phrase or word, or of any provision of this Agreement shall not affect the validity of the remaining portions thereof.

Mr. Ezra Cohen, President
April 25, 1997
Page -12-


         11. This Agreement shall be governed by the laws of the State of Florida.

         12. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties reasonable attorneys fees, including attorneys fees for any appeal, and costs incurred in bringing such suit or proceeding.

         13. This Agreement constitutes the entire understanding between ORM and Ezcony regarding the subject matter described herein, supersedes any other prior written or, oral agreement between two parties hereto, and may be changed only in a writing signed by both parties.

         If this Agreement is in accordance with your understanding, kindly confirm your acceptance and agreement by signing and returning one of the enclosed duplicates of this letter, which will thereupon constitute an agreement between us.

                                               Sincerely,

                                               ORM, Inc.


                                               By:/s/ JOEL EIDELSTEIN
                                                  -------------------------
                                                      Joel Eidelstein
                                                      President

ACCEPTED AND AGREED TO
AS OF April 25, 1997

EZCONY INTERAMERICA INC.


By: /s/ EZRA M. COHEN
    --------------------
        Ezra M. Cohen
        President